Exhibit 4.10

SUPPLEMENTAL INDENTURE No. 3, dated as of December 29, 2008 (this “Supplemental Indenture”), among NAI, Inc., an Ohio corporation (“NAI”), New Albertson’s, Inc., a Delaware corporation (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Indenture (as hereinafter referred to).

W I T N E S S E T H

WHEREAS, Albertson’s, Inc., a Delaware corporation (“Albertson’s”) and U.S. Bank Trust National Association, successor as Trustee, entered into an Indenture, dated as of May 1, 1992 (as supplemented by Supplemental Indenture No. 1, dated as of May 7, 2004 and Supplemental Indenture No. 2, dated as of June 1, 2006, the “Indenture”) providing for the issuance from time to time of Securities in one or more series, of which Securities were issued and a portion of which are currently Outstanding;

WHEREAS, pursuant to Supplemental Indenture No. 2, dated as of June 1, 2006, the Company assumed the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part Albertson’s to be performed or observed thereunder;

WHEREAS, NAI has entered into that Merger Agreement, dated as of December     , 2008, by and among NAI and the Company (the “Merger Agreement”) pursuant to which, substantially simultaneously with the effectiveness of this Supplemental Indenture, the Company is merging with and into NAI (the “Merger”), the separate existence of the Company shall cease and NAI shall survive and continue as the continuing company, and, upon effectiveness of the Merger, NAI shall change its name to New Albertson’s, Inc.;

WHEREAS, as a condition to the Merger, Section 801(1) of the Indenture requires, among other things, that NAI execute and deliver an indenture supplemental to the Indenture to assume the obligations of the Company under the Indenture and the Securities;

WHEREAS, NAI and the Company desire to enter into a supplemental indenture pursuant to the terms of Sections 801(1) and 901(1) of the Indenture;

WHEREAS, pursuant to Section 901(1) of the Indenture, NAI, the Company and the Trustee may enter into this Supplemental Indenture without the consent of any Holder;

NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among the Company, NAI and the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE

ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE

Section 1.01. NAI hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed thereunder.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES

Section 2.01. NAI represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Ohio.

Section 2.02. Each of the Company and NAI represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations hereunder, under the Indenture and under the Securities, and that the execution, delivery and performance by the Company and NAI of this Supplemental Indenture and the Indenture have been duly authorized by all necessary corporate or other organizational action.

Section 2.03. Each of the Company and NAI represents and warrants that immediately after giving effect to the Merger, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of the Merger as having been incurred by the Company or such Subsidiary at the time of the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 2.04. Each of the Company and NAI represents and warrants that the Merger shall not result in the properties or assets of the Company or of NAI becoming subject to any mortgage, pledge, lien, security interest or other encumbrance, other than mortgages, pledges, liens, security interests or other encumbrances which could be created pursuant to Section 1008 of the Indenture without equally and ratably securing the Securities.

Section 2.05. The Company represents and warrants that it has delivered to the trustee an Officers’ Certificate and Opinion of Counsel as required under Section 801(4) of the Indenture.

ARTICLE THREE

SUCCESSION AND SUBSTITUTION

Section 3.01. Upon the consummation of the Merger, Section 802 of the Indenture shall have effect to the extent set forth therein, subject to such Section.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01. Capitalized terms used in this Supplemental Indenture that have not otherwise been defined herein shall have the meanings assigned thereto in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 4.02. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 4.03. This Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 4.04. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 4.05. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.06. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

Section 4.07. All agreements of NAI in this Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 4.08. Any request, demand, notice or other communication to NAI in connection with the Indenture, as supplemented, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage paid, to NAI addressed as follows:

NAI, Inc.

    c/o SUPERVALU INC.

11840 Valley View Road

Eden Prairie, MN 55344

Attention: Treasurer

or to any other address hereafter furnished in writing to the Trustee by NAI for such purpose.

Section 4.09. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Section 4.10. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.11. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.12. The recitals and statements herein contained are made by the Company and NAI and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NAI, INC.

By	/s/ John Boyd
Name: John Boyd
Title: Group Vice President and Treasurer

NEW ALBERTSON’S, INC.

By	/s/ John Boyd
Name: John Boyd
Title: Group Vice President and Treasurer

U.S. BANK TRUST NATIONAL
ASSOCIATION, as Trustee

By
Name:
Title:

[Supplemental Indenture Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NAI, INC.

By
Name: John Boyd
Title: Group Vice President and Treasurer

NEW ALBERTSON’S, INC.

By
Name: John Boyd
Title: Group Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Patrick J. Crowley
Name: Patrick J. Crowley
Title: Vice President

[Supplemental Indenture Signature Page]

ALBERTSON’S LLC,

NEW ALBERTSON’S, INC.

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

Trustee

SUPPLEMENTAL INDENTURE No. 2

Dated as of June 1, 2006

DEBT SECURITIES

Supplement to Indenture Dated as of May 1, 1992.

SUPPLEMENTAL INDENTURE No. 2, dated as of June 1, 2006 (this “Supplemental Indenture”), among New Albertson’s, Inc., a Delaware corporation formerly known as New Aloha Corporation (“New Albertson’s”), Albertson’s LLC, a Delaware limited liability company and formerly a Delaware corporation known as Albertson’s, Inc. (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Indenture (as hereinafter referred to).

W I T N E S S E T H

WHEREAS, Albertson’s, Inc., a Delaware corporation (“Albertson’s”) and U.S. Bank Trust National Association, successor as Trustee, entered into an Indenture, dated as of May 1, 1992 (as supplemented by Supplemental Indenture No. 1, dated as of May 7, 2004, the “Indenture”) providing for the issuance from time to time of Securities in one or more series, of which Securities were issued and a portion of which are currently Outstanding;

WHEREAS, New Albertson’s has entered into that Purchase and Separation Agreement, dated as of January 22, 2006, by and among Albertson’s, New Albertson’s, SUPERVALU INC., and AB Acquisition LLC, as amended (the “Separation Agreement”);

WHEREAS, Albertson’s has filed a Certificate of Conversion with the Secretary of State of the State of Delaware, pursuant to which it has converted from a Delaware corporation into a Delaware limited liability company (the “Conversion”);

WHEREAS, as a result of the Conversion and without need for any further action, the Securities and the Indenture became the continuing obligations of the Company;

WHEREAS, pursuant to the Separation Agreement the Company shall have transferred certain of its properties and assets to New Albertson’s (such transfer, the “Separation”);

WHEREAS, as a condition to the Separation, Section 801(1) of the Indenture requires, among other things, that New Albertson’s execute and deliver an indenture supplemental to the Indenture to assume the obligations of the Company under the Indenture and the Securities;

WHEREAS, New Albertson’s and the Company desire to enter into a supplemental indenture pursuant to the terms of Sections 801(1) and 901(1) of the Indenture;

WHEREAS, New Albertson’s and the Company have requested that the Trustee execute and deliver this Supplemental Indenture pursuant to the terms of Section 901(1) of the Indenture; and.

WHEREAS, pursuant to Section 901(1) of the Indenture, New Albertson’s, the Company and the Trustee may enter into this Supplemental Indenture without the consent of any Holder;

NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among the Company, New Albertson’s and the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE

ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE

Section 1.01. New Albertson’s hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed thereunder.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES

Section 2.01. New Albertson’s represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware.

Section 2.02. Each of the Company and New Albertson’s represents and warrants that the Separation constitutes the transfer of the Company’s properties and assets substantially as an entirety to New Albertson’s.

Section 2.03. Each of the Company and New Albertson’s represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations hereunder, under the Indenture and under the Securities, and that the execution, delivery and performance by the Company and New Albertson’s of this Supplemental Indenture and the Indenture have been duly authorized by all necessary corporate or other organizational action.

Section 2.04. Each of the Company and New Albertson’s represents and warrants that immediately after giving effect to the Separation, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of the Separation as having been incurred by the Company or such Subsidiary at the time of the Separation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 2.05. Each of the Company and New Albertson’s represents and warrants that the Separation shall not result in the properties or assets of the Company or of New Albertson’s becoming subject to any mortgage, pledge, lien, security interest or other encumbrance, other than mortgages, pledges, liens, security interests or other encumbrances which could be created pursuant to Section 1008 of the Indenture without equally and ratably securing the Securities.

Section 2.06. The Company represents and warrants that it has delivered to the trustee an Officers’ Certificate and Opinion of Counsel as required under Section 801(4) of the Indenture.

ARTICLE THREE

SUCCESSION AND SUBSTITUTION

Section 3.01. Upon the consummation of the Separation, Section 802 of the Indenture shall have effect to the extent set forth therein, subject to such Section.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01. Capitalized terms used in this Supplemental Indenture that have not otherwise been defined herein shall have the meanings assigned thereto in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 4.02. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 4.03. This Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 4.04. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 4.05. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.06. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

Section 4.07. All agreements of New Albertson’s in this Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 4.08. Any request, demand, notice or other communication to New Albertson’s in connection with the Indenture, as supplemented, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage paid, to New Albertson’s addressed as follows:

New Albertson’s, Inc.

  c/o SUPERVALU INC.

11840 Valley View Road

Eden Prairie, MN 55344

Attention: Treasurer

or to any other address hereafter furnished in writing to the Trustee by New Albertson’s for such purpose.

Section 4.09. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Section 4.10. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.11. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.12. The recitals and statements herein contained are made by the Company and New Albertson’s and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ALBERTSON’S LLC

By	/s/ Paul G. Rowan
Name: Paul G. Rowan
Title: Vice President

NEW ALBERTSON’S, INC.

By	/s/ Paul G. Rowan
Name: Paul G. Rowan
Title: Group Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By
Name: Patrick J. Crowley
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ALBERTSON’S LLC

By
Name: Paul G. Rowan
Title: Vice President

NEW ALBERTSON’S, INC.

By
Name: Paul G. Rowan
Title: Group Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Patrick J. Crowley
Name: Patrick J. Crowley
Title: Vice President

Exhibit (d)(2)

EXECUTION COPY

ALBERTSON’S, INC.

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of May 7, 2004

THIS SUPPLEMENTAL INDENTURE No. 1 (this “Supplemental Indenture”), dated as of May 7, 2004, is between ALBERTSON’S, INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee, as successor trustee an Indenture dated as of May 1, 1992 (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities (as defined in the Base Indenture);

WHEREAS, Section 901(7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 301 of the Base Indenture;

WHEREAS, pursuant to Sections 201 or 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 3.75% Senior Notes due February 16, 2009 (the “Senior Notes”), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02. Definition Of Terms. For all purposes of this Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, or, if not defined in the Base Indenture, in the Purchase Contract Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Article 1:

“Accounting Event” means the receipt by the audit committee of the board of directors of the Company of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50 – Reports on the Application of Accounting Principles”, from the Company’s independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules after the date hereof, the Company must either (i) account for all or any portion of the Purchase Contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure at fair value all or any portion of the Purchase Contracts, with changes appearing in the Company’s income statement) or (ii) account for the Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Senior Notes.

“Applicable Principal Amount” means the aggregate principal amount of the Senior Notes that are part of Corporate Units on the Special Event Redemption Date.

“Business Day” shall have the meaning specified in the Purchase Contract Agreement.

“Corporate Units” shall have the meaning specified in the Purchase Contract Agreement.

“Coupon Rate” shall have the meaning set forth in Section 2.05(a).

“Depositary” means a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for the Corporate Units pursuant to the Purchase Contract Agreement.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

“Final Remarketing Price” shall have the meaning set forth in Section 8.02(b).

“Global Senior Notes” shall have the meaning set forth in Section 2.04.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Maturity Date” shall have the meaning specified in Section 2.02.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof among the Company, U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, and U.S. Bank Trust National Association, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, as amended from time to time.

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“Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of the date hereof, between the Company and U.S. Bank Trust National Association, as purchase contract agent, as amended from time to time.

“Purchase Contracts” and “Purchase Contract” shall have their respective meanings specified in the Purchase Contract Agreement.

“Purchase Contract Settlement Date” means May 16, 2007.

“Put Price” shall have the meaning set forth in Section 8.05(a).

“Put Right” shall have the meaning set forth in Section 8.05(a).

“Quotation Agent” means any primary U.S. government securities dealer selected by the Company.

“Record Date” means, with respect to any Interest Payment Date for the Senior Notes, the first Business Day of the calendar month in which such Interest Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Interest Payment Date so long as such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Interest Payment Date.

“Redemption Amount” means, for each Senior Note, the product of the principal amount of such Senior Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount.

“Redemption Price” means, for each Senior Note, the Redemption Amount plus any accrued and unpaid interest on such Senior Note to but excluding the Special Event Redemption Date.

“Remarketed Senior Notes” shall have the meaning set forth in Section 8.01 (c).

“Remarketing Agent” shall have the meaning set forth in the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of the date hereof, among the Company, Banc of America Securities LLC and U.S. Bank Trust National Association, as Purchase Contract Agent, as amended from time to time.

“Remarketing Price” shall have the meaning set forth in Section 8.02(a).

“Reset Effective Date” means the date three Business Days following the date of a Successful Remarketing pursuant to which the Coupon Rate is reset to a Reset Rate.

“Reset Rate” means the interest rate per annum on the Senior Notes (i) in the case of a Successful Remarketing prior to the Final Remarketing Date, as determined by the Remarketing Agent as necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately 100.25% (but not less than 100%) of the sum of the Treasury Portfolio Purchase Price and the

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Separate Senior Notes Purchase Price, and (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately 100.25% (but not less than 100%) of the aggregate principal amount of the Remarketed Senior Notes; provided that if there are no Corporate Units outstanding and none of the Holders elect to have Separate Senior Notes held by them remarketed, or in the case of a Failed Remarketing, the interest rate payable on the Senior Notes will not be reset and the interest rate payable on the Senior Notes shall continue to be the Coupon Rate.

“Separate Senior Notes” means Senior Notes that are no longer a component of Corporate Units.

“Special Event” shall mean either a Tax Event or an Accounting Event.

“Special Event Redemption” means the redemption of the Senior Notes pursuant to the terms hereof following the occurrence of a Special Event.

“Special Event Redemption Date” shall have the meaning set forth in Section 3.01.

“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial increase in the risk that interest payable by the Company on the Senior Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Treasury Portfolio” means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount at maturity equal to the Applicable Principal Amount, and (2) (x) in the case of a Successful Remarketing prior to the Final Remarketing Date, for the scheduled Interest Payment Date on the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the Purchase Contract Settlement Date on the Applicable Principal Amount, and (y) in the case of a Special Event Redemption, for each scheduled Interest Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled Interest Payment Date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Interest Payment Date on the Applicable Principal Amount.

“Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m.,

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New York City time, (i) in the case of a Special Event Redemption, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date, and (ii) in the case of a Successful Remarketing prior to the Final Remarketing Date, on the date of such Successful Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following the date of such Successful Remarketing.

“Treasury Units” shall have the meaning specified in the Purchase Contract Agreement.

“Units” means either the Corporate Units or the Treasury Units or both the Corporate Units and Treasury Units.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture” and “Senior Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as 3.75% Senior Notes due 2009 limited in aggregate principal amount $1,000,000,000 (or up to $1,150,000,000 to the extent that the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement is exercised). The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 303 of the Base Indenture.

Section 2.02. Maturity. Unless a Special Event Redemption occurs prior to the Maturity Date (defined below), or as provided in Section 8.02, the date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 16, 2009 (the “Maturity Date”).

Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Senior Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable, and such Senior Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

No service charge shall be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and Paying Agent for the Senior Notes shall initially be the Trustee.

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The Senior Notes shall be issuable in denominations of $1,000 and integral multiples thereof, except that an interest in a Senior Note held as a part of a Corporate Unit represents an ownership interest of 1/40th, or 2.5%, of a Senior Note and will therefore correspond to the stated amount of $25 per Corporate Unit.

Section 2.04. Global Senior Notes. Senior Notes that are no longer a component of the Corporate Units and are released from the Collateral Account (as defined in the Pledge Agreement) will be issued in permanent global form (a “Global Senior Note”), and if issued as one or more Global Senior Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Upon the creation of Treasury Units or the recreation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases and Decreases on the Global Senior Notes held by the Depositary. Unless and until such Global Senior Note is exchanged for Senior Notes in certificated form, Global Senior Notes may be transferred, in whole but not in part, and any payments on the Senior Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05. Interest. (a) The Senior Notes will bear interest initially at the rate of 3.75% per year (the “Coupon Rate”) from the original date of issuance through and including the earlier of (i) the Maturity Date and (ii) the day immediately preceding any Reset Effective Date. In the event of a Successful Remarketing of the Senior Notes, the Coupon Rate will be reset by the Remarketing Agent at the appropriate Reset Rate with effect from the related Reset Effective Date, as set forth under Section 8.03. If the Coupon Rate is so reset, the Senior Notes will bear interest at the Reset Rate from the related Reset Effective Date until the principal thereof and interest thereon is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and payment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter.

(b) Interest on the Senior Notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an “Interest Payment Date”), commencing August 16, 2004, to the Person in whose name such Senior Note, or any predecessor Senior Note, is registered at the close of business on the Record Date for such Interest Payment Date. Interest on the Senior Notes shall accrue from May 7, 2004.

In the event of a Successful Remarketing of the Senior Notes, the Interest Payment Dates may be redetermined and Senior Notes will bear interest at the appropriate Reset Rate from the related Reset Effective Date payable semi-annually instead of quarterly.

(c) The amount of interest payable for any full quarterly or semi-annual period, as the case may be, will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semi-annual period, as the case may be, for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

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Section 2.06. No Defeasance. The provisions of Article 13 of the Base Indenture shall not apply to the Senior Notes.

Section 2.07. No Sinking Fund. The provisions of Article 12 of the Base Indenture shall not apply to the Senior Notes and the Senior Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3

REDEMPTION OF THE SENIOR NOTES

Section 3.01. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price, payable on the date of redemption (the “Special Event Redemption Date”) to the Holders of the Senior Notes registered at the close of business on the Record Date for such Interest Payment Date. If the Company so elects to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury Portfolio Purchase Price. Notice of any Special Event Redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Special Event Redemption Date to each registered Holder of the Senior Notes at its registered address. In addition, the Company shall notify the Collateral Agent in writing that a Special Event has occurred and that the Company intends to redeem the Senior Notes on the Special Event Redemption Date. Unless the Company defaults in the payment of the Redemption Price, on and after the Special Event Redemption Date, (a) interest shall cease to accrue on the Senior Notes, (b) the Senior Notes shall become due and payable at the Redemption Price, and (c) the Senior Notes shall be void and all rights of the Holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Senior Notes but without interest on such Redemption Price). Following the notice of a Special Event Redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Senior Notes to be redeemed.

Except as set forth in this Section 3.01, the Senior Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 11 of the Base Indenture.

Section 3.02. Redemption Procedures. On or prior to 10:00 a.m. New York City time on the Special Event Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Special Event Redemption Date, the aggregate Redemption Price for all outstanding Senior Notes. In exchange for any Senior Notes surrendered for redemption on or after the Special Event Redemption Date, the

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Trustee shall pay an amount equal to the Redemption Price (a) to the Collateral Agent, in the case of Senior Notes that are included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Pledge Agreement, and (b) to the holders of the Separate Senior Notes, in the case of Separate Senior Notes.

ARTICLE 4

FORM OF SENIOR NOTE

Section 4.01. Form of Senior Note. The Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ORIGINAL ISSUE OF SENIOR NOTES

Section 5.01. Original Issue of Senior Notes. Senior Notes in the aggregate principal amount of $1,000,000,000 (or up to $1,150,000,000 to the extent that the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement is exercised) may from time to time, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 6

ORIGINAL ISSUE DISCOUNT

Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Senior Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 7.02. Trustee not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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Section 7.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Senior Notes, but this Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 8

REMARKETING

Section 8.01. Remarketing Procedures. (a) Unless a Special Event Redemption or a Successful Remarketing has occurred prior to the applicable Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Senior Notes, The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Remarketing Date, that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Senior Notes, Corporate Units and Treasury Units of the procedures to be followed in the applicable Remarketing.

(b) Each Holder of Separate Senior Notes may elect to have Separate Senior Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Separate Senior Notes to the Custodial Agent on or prior to 5:00 p.m. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date (but no earlier than the Interest Payment Date immediately preceding the applicable Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Senior Notes to be tendered for remarketing and shall cause such Separate Senior Notes to be presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract Agreement, Senior Notes that are components of Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

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(c) The right of each Holder of Senior Notes that are included in Corporate Units to have such Senior Notes, and each Holder of Separate Senior Notes to have any Separate Senior Notes (together, the “Remarketed Senior Notes”), remarketed and sold on any Remarketing Date shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(d) Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

Section 8.02. Remarketing. (a) Unless a Special Event Redemption has occurred prior to the Initial Remarketing Date, on the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use commercially reasonable efforts to remarket the Remarketed Senior Notes at a price (the “Remarketing Price”) equal to approximately 100.25% (but in no event less than 100%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price.

(b) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to the Final Remarketing Date, on the Final Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket the Remarketed Senior Notes at a price (the “Final Remarketing Price”) equal to approximately 100.25% of the aggregate principal amount of the Remarketed Senior Notes. It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price, and 100% of the aggregate principal amount of the Remarketed Senior Notes in the case of the Final Remarketing.

Section 8.03. Reset Rate and Extended Maturity Date. (a) In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketed Senior Notes should bear in order to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing.

(b) Anything herein to the contrary notwithstanding, the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation in any applicable jurisdiction.

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(c) In connection with a Remarketing, the Remarketing Agent, in consultation with the Company, may extend the Maturity Date to a date selected by the Company that is two or three years from the date on which the Reset Rate is set. Such extended maturity date (the “Extended Maturity Date”), if any, will be specified in the remarketing announcement and will become effective on the date on which the Reset Rate is set.

(d) In connection with a Remarketing, the Company may also elect to add any additional financial covenants as the Company may determine. Such an election would take effect upon a Successful Remarketing, on the Purchase Contract Settlement Date. In addition, as provided in Section 2.05(b) herein, upon a Successful Remarketing, the Interest Payment Dates may be redetermined to provide for payment of interest semi-annually instead of quarterly.

(e) In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units and none of the holders of the Separate Senior Notes elect to have their Senior Notes remarketed in any Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate and the Maturity Date will not be extended.

(f) In the event of a Successful Remarketing, the Coupon Rate shall be reset at the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement and the Maturity Date will be extended to the Extended Maturity Date.

Section 8.04. Failed Remarketing. (a) If, by 4:00 p.m. (New York City time) on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Purchase Contract Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. Promptly following any Failed Remarketing, the Remarketing Agent shall return Separate Senior Notes submitted for remarketing, if any, to the Custodial Agent for distribution to the appropriate Holders.

(b) The Company shall cause a notice of such Failed Remarketing to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Watt Street Journal.

Section 8.05. Put Right. (a) Subject to paragraph (b) hereof, if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, Holders of Separate Senior Notes and Holders of Senior Notes that are a component of Corporate Units will, subject to this Section 8.05, have the right (the “Put Right”) to require the Company to purchase their Senior Notes, on the Purchase Contract Settlement Date, at a price per Senior Note equal to $1,000.00, plus accrued and unpaid interest to but excluding the Purchase Contract Settlement Date (the “Put Price”).

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(b) The Put Right of Holders of Senior Notes that are part of Corporate Units will be automatically exercised unless such Holders (1) prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Collateral Agent $25 in cash per Purchase Contract, in each case pursuant to the Purchase Contract Agreement and such Holders shall be deemed to have elected to pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the Proceeds of the Put Right of such Senior Notes equal to the Purchase Price in full satisfaction of such Holders’ obligations under the Purchase Contracts, and any remaining amount of the Put Price following satisfaction of the related Purchase Contract will be paid to such Holder.

(c) The Put Right of a Holder of a Separate Senior Note shall only be exercisable upon delivery of a notice to the Trustee by such Holder on or prior to the second Business Day prior to the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Senior Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Senior Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Senior Notes.

Section 8.06. Additional Event of Default. In addition to the events listed as Events of Default in Section 501 of the Base Indenture, it shall be an additional Event of Default with respect to the Senior Notes, if the Company shall not have satisfied its obligation to pay the Put Price when due with respect to any Separate Senior Note following exercise of the Put Right in accordance with Section 8.05.

ARTICLE 9

TAX TREATMENT

Section 9.01. Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Senior Note as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Senior Notes may obtain the comparable yield and projected payment schedule for the Senior Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for such information to the Company at the following address: Albertson’s, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726, Attention: Treasurer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above,

ALBERTSON’S, INC.

By:	/s/ John Boyd
Name:	John Boyd
Title:	Group Vice President and Treasurer

Attest:

/s/ Julie Backe Name: Julie Backe Title: Assistant Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

ALBERTSON’S, INC.

By:
Name:
Title:

Attest:

Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick J. Crowley
Name:	PATRICK J. CROWLEY
Title:	Vice President

EXHIBIT A

[IF THIS SENIOR NOTE IS TO BE A GLOBAL SECURITY, INSERT:] THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.        _

CUSIP No.013104 40 1

$500,000,000

ALBERTSON’S, INC.

SENIOR NOTE

DUE 2009

ALBERTSON’S, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of up to FIVE HUNDRED MILLION Dollars ($500,000,000), as set forth in the Schedule of Increases or Decreases In Senior Note attached hereto, on February 16, 2009 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from August 16, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2004, at the rate of 3.75% per annum through and including the day immediately preceding the Reset Effective Date, if any, and thereafter semi-annually at the Reset Rate, if any, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of 3.75% per annum on any overdue principal and payment of interest through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate and on semi-annual Interest Payment Dates, if any. The amount of interest payable for any period shorter than a full quarterly period or, following a Successful Remarketing, semi-annual period as applicable, for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such Interest Payment Date.

Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ALBERTSON’S, INC.

By:
Name:
Title:

[SEAL]

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF SENIOR NOTE

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992, between the Company and U.S. Bank Trust National Association, as successor trustee (herein called the “Trustee”, which term includes any successor trustee) (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 1 between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000 (or up to $1,150,000,000 to the extent that the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement is exercised).

If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price as set forth in the Indenture.

If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the holders of Senior Notes will have the right to require the Company to purchase their Senior Notes on the Purchase Contract Settlement Date, all as more fully described in the Supplemental Indenture.

The Senior Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance.

If an Event of Default with respect to Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

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No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Senior Note shall be governed by the laws of New York.

The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Senior Note as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Senior Notes may obtain the comparable yield and projected payment schedule for the Senior Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: Albertson’s, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726; Attention: Treasurer.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

    (Insert assignee’s social security or taxpayer identification number)

    (Insert address and zip code of assignee)

    and irrevocably appoints

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date:
Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Senior Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:

Name:

Title:

SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE

The following increases or decreases in a part of this Senior Note have been made:

Date	Amount of decrease in principal amount of this Senior Note	Amount of increase in principal amount of this Senior Note	Principal amount of this Senior Note following such decrease (or increase)	Signature of authorized officer of Trustee

Created by 10KWizard www.10KWizard.com

EX-4.1

INDENTURE

ALBERTSON’S, INC.

and

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Trustee

INDENTURE

Dated as of May 1, 1992

Debt Securities

ALBERTSON’S, INC.

Reconciliation and tie showing the location in the Indenture dated as of May 1, 1992 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act Section	Indenture Section
Section 310 (a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	608
610
Section 311 (a)	613
(b)	613
Section 312 (a)	701
702 (a)
(b)	702 (b)
(c)	702 (c)
Section 313 (a)	703 (a)
(b)	703 (a)
(c)	703 (a)
(d)	703 (b)
Section 314 (a)	704
(a) (4)	101
1004
(b)	Not Applicable
(c) (1)	102
(c) (2)	102
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	102
Section 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
Section 316 (a)	101
(a) (1) (A)	502
512
(a) (1) (B)	513
(a) (2)	Not Applicable
(b)	508
(c)	104 (c)
Section 317 (a) (1)	503
(a) (2)	504
(b)	1003
Section 318 (a)	107

NOTE: This reconciliation and its tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

ARTICLE TWO

SECURITY FORMS

Section 201.	Forms Generally	13
Section 202.	Form of Legend for Global Securities	14
Section 203.	Form of Trustee’s Certificate of Authentication	14

ARTICLE THREE

THE SECURITIES

Section 301.	Amount Unlimited; Issuable in Series	15
Section 302.	Denominations	16

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.	Satisfaction and Discharge of Indenture	23
Section 402.	Application of Trust Money	24

ARTICLE FIVE

REMEDIES

Section 513.	Waiver of Past Defaults	32
Section 514.	Undertaking for Costs	33
Section 515.	Waiver of Stay or Extension Laws	33

ARTICLE SIX

THE TRUSTEE

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 701.	Company to Furnish Trustee Names and Addresses of Holders	41
Section 702.	Preservation of Information; Communications to Holders	41
Section 703.	Reports by Trustee	41
Section 704.	Reports by Company	42

ARTICLE EIGHT

	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Company May Consolidate, Etc., Only on Certain Terms	42
Section 802.	Successor Substituted	43

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders	43
Section 902.	Supplemental Indentures with Consent of Holders	44
Section 903.	Execution of Supplemental Indentures	45
Section 904.	Effect of Supplemental Indentures	45
Section 905.	Conformity with Trust Indenture Act	45
Section 906.	Reference in Securities to Supplemental Indentures	46

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal, Premium and Interest	46
Section 1002.	Maintenance of Office or Agency	46
Section 1003.	Money for Securities Payments to Be Held in Trust	46
Section 1004.	Statement by Officers as to Default	47
Section 1005.	Existence	48
Section 1006.	Maintenance of Properties	48
Section 1007.	Payment of Taxes and Other Claims	48
Section 1008.	Limitations on Liens	48
Section 1009.	Limitations on Sale and Leaseback Transactions	50
Section 1010.	Waiver of Certain Covenants	51

v

ARTICLE ELEVEN REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article	51
Section 1102.	Election to Redeem; Notice to Trustee	52
Section 1103.	Selection by Trustee of Securities to Be Redeemed	52
Section 1104.	Notice of Redemption	53
Section 1105.	Deposit of Redemption Price	53
Section 1106.	Securities Payable on Redemption Date	54
Section 1107.	Securities Redeemed in Part	54

ARTICLE TWELVE

SINKING FUNDS

Section 1201.	Applicability of Article	54
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	55
Section 1203.	Redemption of Securities for Sinking Fund	55

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Company’s Option to Effect Defeasance or Covenant Defeasance	55
Section 1302.	Defeasance and Discharge	56
Section 1303.	Covenant Defeasance	56
Section 1304.	Conditions to Defeasance or Covenant Defeasance	56

Section 1305.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	58
Section 1306.	Reinstatement	58
TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGEMENTS

INDENTURE, dated as of May 1, 1992, between ALBERTSON’S, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 250 Parkcenter Boulevard, Boise, Idaho 83726 and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (herein called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter Provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, as to any particular lease under which the Company or any Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average interest rate per annum borne by the Securities of each series outstanding hereunder compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the Board of Directors of the Company or any committee of that board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

“Capital Lease Obligations” mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the net book value of all assets of the Company and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of the Company and its consolidated Subsidiaries (except Funded Debt, minority interests in consolidated Subsidiaries, deferred taxes and general contingency reserves of the Company and its consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be conducted, which office, at the date of execution of this Indenture, is located at 60 Wall Street, 36th Floor, New York, New York 10260.

“corporation” means any corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Debt” means any indebtedness for money borrowed or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Defeasible Series” has the meaning specified in Section 1301.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

“Funded Debt” means (a) all indebtedness of the Company and its Subsidiaries for money borrowed, or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed, maturing on, or renewable or extendible at the option of the obligor to, a date more than one year from the date of the determination thereof (but not including indebtedness under any revolving credit arrangement with banks except for any indebtedness converted pursuant to any such arrangement into a term loan which meets the requirements of this Clause (a)), (b) Capital Lease Obligations payable on a date more than one year from the date of the determination thereof, (c) guarantees, direct or indirect, and other contingent obligations of the Company and its Subsidiaries in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in the foregoing Clause (a) or (b) of others (but not including contingent liabilities on customer’s receivables sold with recourse), and (d) amendments, renewals, extensions and refundings of any obligations of the type described in the foregoing Clauses (a), (b) or (c).

“Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Nonrecourse Obligation” means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notice of Default” means a written notice of the kind specified in Section 501 (4).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for declaration of an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4) Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502 and (B) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means (a) any real property (including, without limitation, leasehold interests) together with the improvements thereon and the equipment, if any, constituting a part of the facility located thereon (including, without limitation, any warehouse, service center, shopping center or distribution center, wherever located) and (b) other equipment, in each case, of the Company or any Subsidiary and having a book value on the date as of which the determination is being made of more than 1% of Consolidated Net Tangible Assets as most recently determined prior to such date; provided, however, that for purposes of Clause (a) above, separate parcels of real property which are operated generally as part of a single facility (such as a single warehouse, service center, shopping center or distribution center) shall be deemed to be a single property, and for purposes of Clause (b) above, separate items of equipment that are secured by Liens shall be deemed to be a single property to the extent they are secured by such Liens pursuant to the same financing transaction or a series of related financing transactions.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters. In the absence of bad faith on the part of the Company or a Holder, the Company or the Holder, as the case may be, may conclusively rely upon the statement of an officer of the Trustee as to whether an officer (including the officer making the statement) is assigned by the Trustee to administer the Trustee’s corporate trust matters.

“Sale and Leaseback Transaction” has the meaning set forth in Section 1009.

“Security” or “Securities” has the meaning set forth in the first recital of the Indenture and more particularly means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(v) of Article 1 of Regulation S-X (or any successor provision) of the Commission.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company, means any Vice President, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Wholly-owned”, when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except for qualifying shares) is owned by the Company or by one or more Wholly-owned Subsidiaries, or both.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by

Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be given or taken by Holders pursuant to Sections 501, 502 or 512.

(f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture or any Security provides for notice to Holders of Securities of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder, any Authenticating Agent, or Paying Agent, any Security Registrar and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision of the Securities of any series that specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such next succeeding Business Day.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form as shall established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidence by their execution of such Securities.

SECTION 202. Form of Legend for Global Securities

Any Global Security authenticated and delivered hereunder may bear any legend required to comply with the requirements of any Depositary.

SECTION 203. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
As Trustee

By
Authorized Officer

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered and Outstanding under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities and the series in which such Securities shall be included (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Securities of the series is payable;

(5) the rate or rates at which such Securities shall bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any interest payable on any Securities on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places where the principal of and any premium and interest on Securities of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase such Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(10) if the amount of payments of principal of or any premium or interest on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than U.S. dollars, or otherwise, the manner in which such amounts shall be determined;

(11) if other than the principal amount thereof, the portion of the principal amount of any Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(12) the applicability, or non-applicability, or variation, of Sections 1008 and 1009 with respect to the Securities of such series:

(13) if applicable, that the Securities of the series shall be defeasible as provided in Article Thirteen;

(14) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered; and

(15) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President or Vice President serving as Chief Financial Officer or its Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order (which may provide that Securities that are the subject thereof will be authenticated and delivered by the Trustee upon the telephonic or written order of Persons designated in said Company Order and that such Persons are authorized to determine such terms and conditions of said Securities as are specified in the Company’s Order) shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted in Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to such other matters as counsel may specify.

If the form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and contemplate issuance of all Securities of such series.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of each series and of transfers of the Securities of each series. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Notwithstanding any other provision in this Indenture, any Global Security shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depositary for such Global Security or its nominee only when (i) such Depositary notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that Securities shall no longer be represented by a Global Security and executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities represented by such Global Security or (iv) there shall exist such other circumstances, if any, as shall be specified for this purpose as contemplated by Section 301. Any Global Security that is exchangeable pursuant to clause (i), (ii), (iii) or (iv) above, shall be surrendered by the Depositary, or such other depositary as shall be specified in the Company Order with respect thereto to, the Trustee, as the agent for such purpose, to be exchanged, in whole or in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent Global Security, an equal aggregate principal amount of definitive Securities, executed by the Company, of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged, which shall be in the form of registered Securities as provided in the Company Order.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security other than pursuant to clauses (i), (ii), (iii) or (iv) in the preceding paragraph, whether pursuant to this Section, Sections 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

In the case of Securities represented by a Global Security registered in the name of or held by a Depositary or its nominee, unless otherwise specified by Section 301, payment of principal, premium, if any, and interest, if any, will be made to the Depositary or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee, any Paying Agent, any Authenticating Agent nor the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

At the option of the Company, interest on Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (except as otherwise specified as contemplated by Section 301(3) and subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

In the case of a Global Security, so long as the Depositary for such Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 305, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (i) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or (ii) impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide lawful money not later than one day before the due dates of principal (and premium, if any) or interest, or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Securities of all series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture creating such series of Securities or in the form of Security for such series:

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (including a default with respect to Securities of any series other than that series) having an aggregate outstanding principal amount of at least $25,000,000 or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (including this Indenture) having an aggregate outstanding principal amount of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to make any principal payment of at least $25,000,000 with respect to such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without in the case of Clause (A) or (B), as the case may be, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company or such Significant Subsidiary, as the case may be, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that series.

Upon receipt by the Trustee of any Notice of Default pursuant to this Section 501 with respect to Securities of any series, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. Promptly after the establishment of a record date pursuant to the provisions of this Section 501, the Trustee shall notify the Company and the Holders of Outstanding Securities of such series of the establishment of such record date. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a Notice of Default contrary to or different from, or, after the expiration of such period, identical to, a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

SECTION 502. Acceleration of Maturity; Rescission and Annulment

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series and all accrued interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the same shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to this Section 502 with respect to Securities of any series, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such declaration, or rescission or annulment, as the case may be, which record date shall be the close of business on the day the Trustee receives such declaration, or rescission and annulment, as the case may be. Promptly after the establishment of a record date pursuant to the provisions of this Section 502, the Trustee shall notify the Company and the Holders of Outstanding Securities of such series of the establishment of such record date. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration, or rescission and annulment, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such declaration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from, or, after the expiration of such period, identical to, a declaration, or rescission and annulment, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series, and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or the Holders of any such series in the case of Clause (3) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of Clause (3) above) for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of Clause (3) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (except as specified as contemplated by Section 301(3) and subject to Section 307) any interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction with respect to Securities of any series, a record date shall automatically and without any other action by any Person be set for determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. Promptly after the establishment of a record date pursuant to the provisions of this Section 512, the Trustee shall notify the Holders of Outstanding Securities of such series of the establishment of such record date. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from, or, after the expiration of such period, identical to, a direction that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing (but subject to Section 107), no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act and in the manner provided in Section 106; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to negligence or bad faith on its part.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

“Trustee,” for purposes of this Section 607, includes any predecessor Trustee, provided that the negligence or bad faith of any Trustee shall not affect the rights under this Section 607 of any other Trustee.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture and the Company shall take prompt action to have a successor Trustee appointed in the manner provided herein.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder with respect to the Securities of each series that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by Federal or State authority and have its Corporate Trust Office located in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In the event any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

MORGAN GUARANTY TRUST COMPANY

OF NEW YORK, As Trustee

By
As Authenticating Agent

By
Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1) semi-annually, not later than 15 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 701 and (ii) received by the Trustee for each series in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

(a) The Trustee shall transmit to Holders of Securities, as their names and addresses appear in the Security Register, such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trustee Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities pursuant to the requirements of Section 1008 or otherwise; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1010, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and of Section 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request (including interest income accrued on such funds to which the Company is otherwise entitled), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008. Limitations on Liens.

If the terms of a particular series of Securities so provide as contemplated by Section 301(12), so long as any Securities of such series remain outstanding, the Company will not itself, and will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Debt secured by a Lien on (i) any Principal Property of the Company or of any Subsidiary or (ii) any shares of capital stock or Debt of any Subsidiary (which Debt is then held by the Company or any Subsidiary), without making effective provision whereby the Securities of such series Outstanding hereunder shall be secured equally and ratably with such secured Debt for so long as such secured Debt shall be so secured, unless immediately thereafter, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 1009, but excluding leases exempt from the prohibition of Section 1009 by Clauses (2) through (6) thereof) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(1) Liens on, and limited to, property of or shares of capital stock or Debt of any corporation existing at the date hereof or at the time such corporation becomes a Subsidiary (unless such Liens were created in contemplation of such corporation becoming a Subsidiary);

(2) Liens in favor of the Company or any Wholly-owned Subsidiary;

(3) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(4) (i) if made in the ordinary course of business, any Lien as security for the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, deferred purchase price of property or services, an advance of moneys or the securing of Debt, (ii) any Lien with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, employment insurance, old age pensions, social security or similar matters, (iii) any mechanics Liens, landlord Liens or statutory Liens securing obligations incurred in the ordinary course of business not overdue or being contested in good faith by appropriate proceedings and not incurred directly or indirectly in connection with the borrowing of money, deferred purchase price of property or services or an advance of moneys, or (iv) easements, exceptions, reservations or other similar encumbrances on real property that do not materially interfere with the operation of such property or impair the value of such property for the purposes for which such property is or may reasonably be expected to be used by the Company or its Subsidiaries;

(5) Liens for taxes, assessments or governmental charges or levies if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings;

(6) Liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; Liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired, or Liens arising out of individual final judgments or awards in amounts of less than $100,000, provided that the aggregate amount of all such individual final judgments or awards in amounts of less than $100,000 at any one time shall not exceed $1,000,000;

(7) Liens on, and limited to, property (including leasehold estates) or shares of capital stock or Debt, existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or the cost of construction thereon or to secure any Debt incurred prior to, at the time of, or within 360 days after the latest of the acquisition, the completion of construction or the commencement of full operation of such property for the purpose of financing all or any part of the purchase price thereof or such construction thereon;

(8) Liens securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction or development of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible (in whole or in part) in gross income of the holder by reason of Section 103(a) (1) of the Internal Revenue Code of 1986, as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations;

(9) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

(10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing Clauses (1) through (9), to the extent the Debt secured by such Lien is not increased from the amount originally so secured, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of capital stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property).

SECTION 1009. Limitations on Sale and Leaseback Transactions.

If the terms of a particular series of Securities so provide as contemplated by Section 301(12), so long as any Securities of such series remain Outstanding, except as hereinafter provided, the Company will not, and will not permit any Subsidiary to, enter into any transaction with any bank, insurance company or other lender or investor, or to which any such bank, company, lender or investor is a party, providing for the leasing by the Company or a Subsidiary of any Principal Property which has been or is to be sold or transferred more than 180 days after the latest of the acquisition, completion of construction or commencement of full operation by the Company or a Subsidiary to such bank, company, lender or investor, or to any Person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”); provided, however, that this covenant shall not apply to any Sale and Leaseback Transaction if:

(1) the Company or such Subsidiary could create Debt secured by a Lien pursuant to Section 1008, excluding from secured Debt in any computation under that Section Debt secured by Liens of the type described in Clauses (1) through (10.) thereof, on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities, or

(2) the Company or a Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by a Subsidiary, applies an amount equal to the greater of the net proceeds from the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to either (x) the retirement of Funded Debt of the Company (other than Funded Debt subordinated to the Securities) or a Subsidiary; provided, however, that notwithstanding the foregoing, no retirement referred to in this Clause (2) may be effected by payment of maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or (y) purchase of other property which will constitute Principal Property of the Company or its Subsidiaries having a fair market value, in the opinion of the Board of Directors of the Company, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction, or

(3) the lease in such Sale and Leaseback Transaction is for a period, including renewals, of no more than three years, or

(4) the lease in such sale and leaseback transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible (in whole or in part) in gross income of the holder by reason of Section 103 (a) (1) of the Internal Revenue Code of 1986, as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations, or

(5) the lease payment obligation is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation, or

(6) such arrangement is between the Company and a Wholly-owned Subsidiary or between Wholly-owned Subsidiaries.

SECTION 1010. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1008 and 1009, with respect to the Securities of any series if before the time for such compliance the Holders of at least 66 2/3% in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series with the same tenor, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series (unless all of the Securities of such series and of a specified tenor are to be redeemed) are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to-be redeemed, to each Holder of Securities to be redeemed at his address appearing in the Security Register.

Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest, if any, to be paid,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and the amount of accrued interest, if any, to be paid, and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof that are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, with the same tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series to be made pursuant to the terms of such Securities as provided for by the terms of such series (1) deliver outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) and (2) apply as a credit Securities of such series that have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such series of Securities has not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option by Board Resolution at any time, to have either Section 1302 or Section 1303 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Thirteen (hereinafter called a “Defeasible Series”), upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302. Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1302 applied to the Outstanding Securities of any Defeasible Series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all of its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due (2) the Company’s obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option provided in Section 1301 to have this Section 1302 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 1301 to have Section 1303 applied to the Outstanding Securities of such series.

SECTION 1303. Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1303 applied to the Outstanding Securities of any Defeasible Series, (i) the Company shall be released from its obligations under Sections 1005 through 1009, inclusive, and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 1005 through 1009, inclusive), 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities of any Defeasible Series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and premium (not relating to optional redemption), if any, and interest on, the Outstanding Securities of such series on the dates such installments of principal of, and premium (not relating to optional redemption), if any, or interest are due.

(2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501 (6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

(10) Such deposit pursuant to such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

SECTION 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Thirteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to Securities of such series in accordance with this Article Thirteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ALBERTSON’S, INC.

By:	/S/ A. CRAIG OLSON
Senior Vice President, Finance and Chief Financial Officer

Attest:

/S/ KAYE L. O’RIORDAN
Kaye L. O’Riordan Corporate Secretary

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:	/S/ M. CULHANE
Vice President

Attest:

/S/ M. ELIZABETH PANUCCI
Assistant Secretary

STATE OF IDAHO                )

COUNTY OF ADA                )         SS:

On the 11th day of May, 1992, before me personally came A. Craig Olson, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President, Finance and Chief Financial Officer of ALBERTSON’S, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/S/ LISA MOTT
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                 )        SS:

COUNTY OF NEW YORK             )

On the day of May, 1991, before me personally came, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ PETER V. MURPHY
Notary Public

[NOTARIAL SEAL]

EX-4.2

FORM OF FIXED RATE NOTE

EXHIBIT 4.2

[FORM OF FACE OF SECURITY]

If this Security is an Original Issue Discount Security the following legend is applicable:

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS         % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                 , 19      AND THE YIELD TO MATURITY IS         % [THE METHOD USED TO DETERMINE THE YIELD IS              AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF              19      TO                     , 19          IS         % OF THE PRINCIPAL AMOUNT OF THIS SECURITY]

If the registered owner of this Security is The Depositary Trust Company (the “Depositary”) or a nominee of the Depositary, this Security is a Security in global form (a “Global Security”) and the following legends are applicable:

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND UNLESS ANY PAYMENT MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISED BY ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-

CUSIP

ALBERTSON’S, INC.

Note due

ALBERTSON’S, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successors under the Indenture, as hereinafter defined), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          ($                    ) on             ,         , and to pay interest thereon subject to the terms of the Indenture, from             , 199    , or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, whichever is later, until payment of the principal hereof has been made or duly provided for. Subject to the terms of the Indenture, interest shall be payable [semiannually] on              and                  of each year (each an “Interest Payment Date”) commencing on                 ,          and ending when payment of the principal hereof has been made or duly provided for, at a rate of                                                       (        %) per annum computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the              [or                 ] (as the case may be), whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, or be paid as otherwise provided in the Indenture. Payment of the principal of [(and premium, if any,] and interest on this Security will be made at [the office or agency of the Company maintained for that purpose in             , in

such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts [; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

ALBERTSON’S, INC.

Dated:	By:
Senior Vice President, Finance and Chief Financial Officer

[SEAL]	By:
Corporate Secretary

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.] Each payment of principal, premium, if any, and interest, if any, will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

[The Securities of this series are subject to redemption [on                  in any year commencing with the year              and ending with the year          through the operation of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount] [and] [at any time [on or after             , 19    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) : If redeemed [on or before                 ,     %, and if redeemed] during the 12-month period beginning          of the years indicated:

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to     % of the principal amount,] [and (        )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [, together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

[The Securities of this series are subject to redemption (i) on                      in any year commencing with the year                  and ending with the year              through the operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                 , 19    ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning              of the years indicated:

YEAR	REDEMPTION PRICE FOR REDEMPTION THROUGH OPERATION OF THE SINKING FUND	YEAR	REDEMPTION PRICE FOR REDEMPTION OTHERWISE THAN THROUGH OPERATION OF SINKING FUND

and thereafter at a Redemption Price equal to     % of the principal amount [and (3) under the circumstances described in the next [two] paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [, together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]. [Notwithstanding the foregoing, the Company may not, prior to         , redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[The sinking fund for this series provides for the redemption on              in each year, beginning with the year          and ending with the year              of [not less than] $         (“mandatory sinking fund”) and not more than [$                ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made - in the inverse order in which they become due]].

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to this Security shall occur and be continuing, the entire principal amount hereof may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this series of Securities.

Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this series of Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, [premium, if any,] and interest, if any, on this Security at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Securities Register upon surrender of this Security for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for the same aggregate principal of Securities of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

[In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Security or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor

Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Security and executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Security, then the Company will issue Notes in definitive form in exchange for this Global Security. In such event, an owner of a beneficial interest in this Global Security will be entitled to have Notes equal in aggregate principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples thereof.]

[Notwithstanding any provision herein to the contrary, every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security other than pursuant to clauses (i), (ii) or (iii) of the preceding paragraph, shall be authenticated and delivered in the form of, and shall be, a Global Security.]

As provided in the Indenture, this Security shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

FOR VALUE RECEIVED the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

  IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Note of ALBERTSON’S, INC. and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:

SIGN HERE
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT

ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

EX-4.3

FORM OF FIXED RATE MEDIUM-TERM NOTE

EXHIBIT 4.3

[Form of Fixed Rate Medium-Term Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED REGISTERED NO. $	ALBERTSON’S, INC.

Medium-Term Note Due from 9 Months to 30 Years from Date of Issue (Fixed Rate)

CUSIP

Original Issue Date: Stated Maturity:	Interest Rate:

Interest Payment Date (s): Regular Redemption	Regular Record Date (s):

/ / Yes / / No

Initial Redemption Date: Premium Reduction Amount:	Initial Redemption Price:
Make-Whole Premium Redemption / / Yes / / No

ALBERTSON’S, INC. (the “Company”, which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to                                                                   , or registered assigns, the principal sum of                                                                   DOLLARS on the Stated Maturity, and to pay interest thereon, if any, at the rate per annum shown above, computed on the basis of a 360-day year of twelve 30-day months, until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, on the Interest Payment Dates specified above, commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of principal of, premium, if any, or interest, if any, on this Global Note to be made on an Interest Payment Date or at Maturity which is not a Business Day (as hereinafter defined) will be made on the next succeeding Business Day. Interest on this Global Note, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, to but excluding the next succeeding Interest Payment Date, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date designated on the face hereof (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Global Note is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Global Note (or one or more Predecessor

Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. So long as this Global Note is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Global Note on any Interest Payment Date and at Maturity shall be payable in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Global Note is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Global Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Global Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Global Note is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Global Note is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Global Note due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be. Each payment of principal of, premium, if any, and interest, if any, on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Global Note is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes (the “Notes”).

This Global Note is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the “Indenture”), between the Company and Morgan Guaranty Trust Company of New York (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $                                     , which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this Global Note.

Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this Global Note.

This Global Note is [not] subject to payment from a sinking fund.

If so designated on the face of this Global Note, this Global Note may be redeemed by the Company by Regular Redemption or Make-Whole Premium Redemption on any date on and after the Initial Redemption Date indicated on the face hereof. If neither Regular Redemption nor Make-Whole Premium Redemption is designated on the face hereof, then this Global Note may not be redeemed prior to its Stated Maturity.

Regular Redemption. If so designated on the face of this Global Note that it is subject to Regular Redemption, then on and after the Initial Redemption Date, this Global Note may be redeemed at the option of the Company in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Global Note shall be at least $100,000) at the Redemption Price, together with accrued interest to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price shall be initially equal to the Initial Redemption Price set forth on the face hereof on the Initial Redemption Date (plus accrued interest to the Initial Redemption Date), and shall decline (but not below par) on each anniversary of the Initial Redemption Date by the Premium Reduction Amount set forth on the face hereof until the Redemption Price is equal to 100% of such principal amount, plus accrued interest to the date this Global Note is redeemed (the “Redemption Date”). If less than all of this Global Note is to be redeemed, the beneficial interests in this Global Note to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Global Note in part only, a new Global Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof.

Make-Whole Premium Redemption. If so designated on the face of this Global Note, this Global Note may be redeemed at the option of the Company, as a whole or from time to time in part, Upon not less than 30 nor more than 60 days’ notice mailed to the Holder at his address as it appears in the Security Register, on any date prior to its Stated Maturity at a Redemption Price equal to 100% of the principal amount hereof; plus accrued interest to the Redemption Date (subject to the right of the Holder of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

The amount of the “Make-Whole Premium” in respect of the principal amount of this Global Note will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Global Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on this Global Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity of this Global Note over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

The “Treasury Yield” in respect of this Global Note shall be determined as of the date on which notice of redemption of this Global Note is sent to the Holder hereof by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of this Global Note and, if applicable, converted to a bond equivalent yield basis as described below. The “Remaining Life of this Global Note” shall equal the number of years from the Redemption Date to the Stated Maturity of this Global Note; provided that if the Remaining Life of this Global Note is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Global Note shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Global Note and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Global Note, except that if the Remaining Life of this Global Note is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

If an Event of Default with respect to this Global Note shall occur and be continuing, the entire principal amount of this Global Note may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Global Note at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable on the Security Register upon surrender of this Global Note for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Global Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for the same aggregate principal of Global Notes of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Note or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Note and executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Note, then the Company will issue Notes in definitive form in exchange for this Global Note. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

AS PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

ALBERTSON’S, INC.

Dated:	By:
Senior Vice President, Finance and Chief Financial Officer

[SEAL]	By:
Corporate Secretary

Trustee’s Certification of Authentication

This is one of the Securities of the series

designated therein referred to in the

within-mentioned Indenture.

First Trust of New York, N.A., as Trustee

By:
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including

postal zip code of assignee)

the within Global Note of ALBERTSON’S, INC. and all rights hereunder, hereby irrevocably constituting and appointing                                           attorney to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:

SIGN HERE
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

EX-4.4

FORM OF FLOATING RATE NOTE

EXHIBIT 4.4

[FORM OF FACE OF SECURITY]

If this Security is an Original Issue Discount Security the following legend is applicable:

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS         % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                     , 19     AND THE YIELD TO MATURITY IS         % [THE METHOD USED TO DETERMINE THE YIELD IS             AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF              19     TO                     , 19         IS     % OF THE PRINCIPAL AMOUNT OF THIS SECURITY]

If the registered owner of this Security is The Depositary Trust Company (the “Depositary”) or a nominee of the Depositary, this Security is a Security in global form (a “Global Security”) and the following legends are applicable:

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND UNLESS ANY PAYMENT MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-

CUSIP

ALBERTSON’S, INC.

Note due

ALBERTSON’S, INC. (the “Company”, which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to                                                                       , or registered assigns, the principal sum of                                                   DOLLARS on the Stated Maturity, and to pay interest thereon, if any, at a rate per annum equal to the Initial Interest Rate until the first Interest Reset Date following the Original Issue Date, and thereafter at a rate determined in accordance with [insert formulas to determine interest rate], until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, [monthly, quarterly, semiannually or annually], commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of principal of, premium, if any, or interest, if any, on this Security, to be made on an Interest Payment Date or at Maturity which is not a Business Day (as hereinafter defined) will be made on the next succeeding Business Day. Interest on this Security, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Security is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. [So long as this Security is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Security on any Interest Payment Date and at Maturity shall be paid in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Security is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Security at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Security at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Security is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Security is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Security due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be.] Each payment of principal of, premium, if any, and interest, if any, on this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. ALBERTSON’S, INC.

ALBERTSON’S, INC.

Dated:	By:
Senior Vice President, Finance and Chief Financial Officer

[SEAL]	By:
Corporate Secretary

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE. FIRST TRUST OF NEW YORK, N.A., AS TRUSTEE

By:
Authorized Officer

[FORM OF REVERSE OF SECURITY]

This Security is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes (the “Notes”).

This Security is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the “Indenture”), between the Company and Morgan Guaranty Trust Company of New York (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $                 which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest, if any, is payable on this Security shall be adjusted daily, [weekly, monthly, quarterly, semiannually or annually], provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be [    %], and the interest rate in effect for the ten days immediately preceding the Stated Maturity or Redemption Date, if any, shall be that in effect on the tenth day preceding such Stated Maturity or Redemption Date, if any. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until the Stated Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest, if any, on this Security shall be the rate determined in accordance with the provisions of the applicable heading below. [Insert description of floating rate indices applicable to the Securities.]

[This Global Security represents all of the Company’s     % Notes due                 ,                 (hereinafter called the “Notes”), which are a duly authorized issue of Securities under the Indenture limited in aggregate principal amount to $                 .] So long as this Global Security shall represent all of the Notes, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in immediately available funds to DTC, or to such name or entity as is requested by an authorized representative of DTC. If at any time the Notes are no longer represented by this Global Security and are issued in definitive form (“Certificated Notes”), then the principal of, premium, if any, and interest, if any, on each Certificated Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of such Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated in the Indenture, provided that such Certificated Note is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.] Each payment of principal, premium, if any, and interest, if any, will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

[The Securities of this series are subject to redemption [on              in any year commencing with the year              and ending with the year              through the operation of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount] [and] [at any time [on or after             , 19        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                 ,     %, and if redeemed] during the 12-month period beginning                  of the years indicated:

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to     % of the principal amount,] [and (         )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [, together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

[The Securities of this series are subject to redemption (i) on                  in any year commencing with the year              and ending with the year              through the operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                  19     ] , as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                  of the years indicated:

YEAR	REDEMPTION PRICE FOR REDEMPTION THROUGH OPERATION OF THE SINKING FUND	YEAR	REDEMPTION PRICE FOR REDEMPTION OTHERWISE THAN THROUGH OPERATION OF SINKING FUND

and thereafter at a Redemption Price equal to     % of the principal amount [and (3) under the circumstances described in the next [two] paragraph [s] at a Redemption Price equal to [insert formula for determining the amount] [,together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]. [Notwithstanding the foregoing, the Company may not, prior to                 , redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than         % per annum.]

[The sinking fund for this series provides for the redemption on                  in each year, beginning with the year                  and ending with the year              of [not less than] $         (“mandatory sinking fund”) and not more than [$        ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made-in the inverse order in which they become due]].

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to this Security shall occur and be continuing, the entire principal amount hereof may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this series of Securities.

Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this series of Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, [premium, if any,] and interest, if any, on this Security at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Securities Register upon surrender of this Security for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for the same aggregate principal of Securities of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

[In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Security or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Security and executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Security, then the Company will issue Notes in definitive form in exchange for this Global Security. In such event, an owner of a beneficial interest in this Global Security will be entitled to have Notes equal in aggregate principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples thereof.]

[Notwithstanding any provision herein to the contrary, every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security other than pursuant to clauses (i), (ii) or (iii) of the preceding paragraph, shall be authenticated and delivered in the form of, and shall be, a Global Security.]

As provided in the Indenture, this Security shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

FOR VALUE RECEIVED the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Security of ALBERTSON’S, INC. and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the
within-named Company, with full power of substitution in the premises.

Dated:

SIGN HERE

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

EX-4.5

FORM OF FLOATING RATE MEDIUM-TERM NOTE

EXHIBIT 4.5

[Form of Floating Rate Medium-Term Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED REGISTERED NO. $	ALBERTSON’S, INC.
Medium-Term Note Due from 9 Months to 30 Years from Date of Issue (Floating Rate)

CUSIP

Original Issue Date: Minimum Interest Rate:	Interest Reset Date (s):

Initial Interest Rate: Maximum Interest Rate:	Stated Maturity:

Interest Rate Basis: Calculation Agent:	Interest Payment Period:

Index Maturity: Initial Redemption Date:	Interest Reset Period:

Spread: Initial Redemption Price:	Interest Payment Date (s):

Spread Multiplier: Premium Reduction Amount:	Regular Record Date (s):

ALBERTSON’S, INC. (the “Company”, which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                  DOLLARS on the Stated Maturity, and to pay interest thereon, if any, at a rate per annum equal to the Initial Interest Rate until the first Interest Reset Date following the Original Issue Date, and thereafter at a rate determined in accordance with the provisions below under the heading “Determination of Commercial Paper Rate”, “Determination of Prime Rate”, “Determination of LIBOR”, “Determination of Treasury Rate”, “Determination of CD Rate” or “Determination of Federal Funds Rate”, depending upon whether the Interest Rate Basis is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate or Federal Funds Rate, as designated on the face hereof, until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, monthly, quarterly, semiannually or annually as designated on the face hereof under “Interest Payment Period”, commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of principal of, premium, if any, or interest, if any, on this Global Note, to be made on an Interest Payment Date or at Maturity which is not a Market Day (as hereinafter defined) will be made on the next succeeding Market Day, except that if the Interest Rate Basis is LIBOR, if such next succeeding Market Day falls in the next calendar month, such payment will be made on the immediately preceding Market Day. Interest on this Global Note, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Global Note is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. So long as this Global Note is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Global Note on any Interest Payment Date and at Maturity shall be paid in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Global Note is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Global Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Global Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Global Note is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Global Note is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Global Note due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be. Each payment of principal of, premium, if any, and interest, if any, on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Global Note is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes (the “Notes”).

This Global Note is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the “Indenture”), between the Company and Morgan Guaranty Trust Company of New York (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $        , which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest, if any, is payable on this Global Note shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as shown on the face hereof under “Interest Reset Period”, provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate, and the interest rate in effect for the ten days immediately preceding the Stated Maturity or Redemption Date, if any, shall be that in effect on the tenth day preceding such Stated Maturity or Redemption Date, if any. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until the Stated Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest, if any, on this Global Note shall be the rate determined in accordance with the provisions of the applicable heading below, plus or minus the Spread or multiplied by the Spread Multiplier, as indicated above.

DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis designated on the face hereof is the Commercial Paper Rate, then the “Commercial Paper Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a “Commercial Paper Interest Determination Date”), and will be the Money Market Yield (as hereinafter defined) of the per annum rate (quoted on a bank discount basis) on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “Commercial Paper”. In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, “Composite 3:30 P.M. Quotations for U.S. Government Securities” or any successor publication published by the Federal Reserve Bank of New York (“Composite Quotations”) under the heading “Commercial Paper”. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

360 x D
Money Market Yield	=	100 x

360 - (D x M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the period corresponding to the specified Index Maturity.

The “Calculation Date” pertaining to a Commercial Paper Interest Determination Date shall be the tenth day after such Commercial Paper Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

“Market Day” means (a) with respect to any Note (other than any LIBOR Note), any Business Day in The City of New York, and (b) with respect to any LIBOR Note, any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

DETERMINATION OF PRIME RATE. If the Interest Rate Basis designated on the face hereof is the Prime Rate, then the “Prime Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a “Prime Rate Interest Determination Date”), and will be the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading “Bank Prime Loan”. In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page “NYMF” on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Screen NYMF Page”) as such bank’s prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

The “Calculation Date” pertaining to a Prime Rate Interest Determination Date shall be the tenth day after such Prime Rate Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

DETERMINATION OF LIBOR. If the Interest Rate Basis designated on the face hereof is LIBOR, then “LIBOR” for each Interest Reset Date will be determined by the Calculation Agent as of the second Market Day preceding such Interest Reset Date (a “LIBOR Interest Determination Date”) as follows:

(i) On the relevant LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits of not less than U.S. $1,000,000 having the specified Index Maturity, commencing on the second Market Day immediately following such LIBOR Interest Determination Date, which appear on the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) (“Reuters Screen LIBO Page”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the specified Index Maturity appear on the Reuters Screen LIBO Page as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent’s judgment is representative for a single transaction in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date.

DETERMINATION OF TREASURY RATE. If the Interest Rate Basis designated on the face hereof is the Treasury Rate, then the “Treasury Rate” for each Treasury Rate Interest Determination Date (as hereinafter defined) will be the rate for the auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States (“Treasury bills”) having the specified Index Maturity as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Auction Average (Investment)” or, if not so published by 9:00 A.M., New York City time,

The “Calculation Date” pertaining to a Federal Funds Rate Interest Determination Date will be the tenth day after such Federal Funds Rate Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, designated on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date or other date on which an interest rate is to be calculated. The interest rate on this Global Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date. The Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error.

Interest payments hereon will include interest accrued to but excluding the Interest Payment Date; provided, however, that if the Interest Reset Dates with respect to this Global Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include only interest accrued to and including the next preceding Regular Record Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal, and rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, and rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to such date by 360, if the Interest Rate Basis is the Commercial Paper Rate, the Prime Rate, LIBOR, the CD Rate or the Federal Funds Rate, as designated on the face hereof, or by the actual number of days in the year, if the Interest Rate Basis is the Treasury Rate, as designated on the face hereof.

Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this Global Note.

Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this Global Note.

This Global Note is [not] subject to payment from a sinking fund.

If so designated on the face of this Global Note, this Global Note may be redeemed by the Company on any date on and after the Initial Redemption Date indicated on the face hereof. If no Initial Redemption Date is set forth on the face hereof, this Global Note may not be redeemed prior to its Stated Maturity. On and after the Initial Redemption Date, if any, this Global Note may be redeemed at the option of the Company in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Global Note shall be at least $100,000) at the Redemption Price, together with accrued interest to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price shall be initially equal to the Initial Redemption Price set forth on the face hereof on the Initial Redemption Date (plus accrued interest to the Initial Redemption Date), and shall decline (but not below par) on each anniversary of the Initial Redemption Date by the Premium Reduction Amount set forth on the face hereof until the Redemption Price is equal to 100% of such principal amount, plus accrued interest to the date this Global Note is redeemed (the “Redemption Date”). If less than all of this Global Note is to be redeemed, the beneficial interests in this Global Note to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Global Note in part only, a new Global Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof.

If an Event of Default with respect to this Global Note shall occur and be continuing, the entire principal amount of this Global Note may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Global Note at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable on the Security Register upon surrender of this Global Note for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Global Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for the same aggregate principal of Global Notes of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Note or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Note and executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Note, then the Company will issue Notes in definitive form in exchange for this Global Note. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

AS PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

ALBERTSON’S, INC.

Dated:	By:

Senior Vice President, Finance and Chief Financial Officer

[SEAL]	By:
Corporate Secretary

Trustee’s Certification of Authentication

This is one of the Securities of the series designated

therein referred to in the within-mentioned Indenture.

First Trust of New York, N.A., as Trustee

By:
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

  IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including

postal zip code of assignee)

the within Global Note of ALBERTSON’S, INC. and all rights hereunder, hereby irrevocably constituting and appointing                                  attorney to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:

SIGN HERE
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

EX-5.1

OPINION OF THOMAS R. SALDIN, ESQ.

[ALBERTSON’S LETTERHEAD]

EXHIBIT 5.1

December 8, 1997

Albertson’s, Inc.

P. O. Box 20

Boise, ID 83726

RE: Albertson’s, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am Executive Vice President, Administration and General Counsel of Albertson’s, Inc., a Delaware corporation (the “Company”). I have assisted in the preparation of the above-referenced Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about December 8, 1997 (the “Registration Statement”) in connection with the Company’s registration under the Securities Act of 1933, as amended (the “1933 Act”), of $500,000,000 aggregate principal amount of senior debt securities (the “Debt Securities”) of the Company. The Debt Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act. The Debt Securities are to be issued pursuant to an indenture dated as of May 1, 1992 (the “Indenture”), entered into between the Company and First Trust of New York, N.A., a New York corporation, as trustee (the “Trustee”) and successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-3 relating to the Debt Securities (together with the form of Prospectus forming a part thereof); (ii) the Certificate of Incorporation of the Company, as currently in effect (the “Certificate of Incorporation”); (iii) the By-Laws of the Company as currently in effect (the “By-Laws”); (iv) the resolutions of the Company’s Board of Directors relating to (A) the preparation of the Registration Statement and the registration of the Debt Securities under the 1933 Act and (B) the issuance, offering and sale from time to time of the Debt Securities; and (v) the Indenture. I have also examined originals or copies, certified or otherwise identified to my satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

Albertson’s Inc.

December 8, 1997

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the practice of law in the State of Idaho, and I express no opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and laws of the United States of America. With respect to my opinion below, to the extent it constitutes an opinion related to New York law, I have reviewed and relied upon a legal opinion addressed to the Company of Skadden, Arps, Slate, Meagher & Flom LLP that, subject to the qualifications and assumptions stated therein, the Debt Securities will be validly issued and legally binding obligations of the Company under New York law.

Based upon and subject to the foregoing, I am of the opinion that with respect to any series of Debt Securities (the “Offered Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder; (iii) if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the terms of the Offered Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or

Albertson’s Inc.

December 8, 1997

governmental body having jurisdiction over the Company; (v) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Offered Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor (assuming due authorization, execution and delivery of the Indenture by the Trustee), the Offered Securities, when issued and sold in accordance with the Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain further remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States.

I hereby consent to your filing of this opinion as an exhibit in the Registration Statement and to the reference to me in the prospectus incorporated herein.

Sincerely yours,

ALBERTSON’S, INC.

/s/ Thomas R. Saldin Thomas R. Saldin Executive Vice President, Administration and General Counsel

TRS: dmd

EX-12.1

COMPUTATION OF RATIO OF EARNINGS

EXHIBIT 12.1

ALBERTSON’S, INC. AND SUBSIDIARIES

STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(dollars in thousands)

	52 Weeks Ended Jan. 28, 1993	53 Weeks Ended Feb. 3, 1994	52 Weeks Ended Feb. 2, 1995	52 Weeks Ended Feb. 1, 1996	52 Weeks Ended Jan. 30, 1997	39 Weeks Ended Oct. 31, 1996	39 Weeks Ended Oct. 30, 1997
Earnings from operations:
Earnings before income taxes and cumulative effects of accounting changes	$443,721	$552,215	$678,652	$758,501	$794,847	$550,264	$551,436
Add:
Portion of rents representative of interest	45,891	46,774	47,753	49,832	52,439	38,942	40,797
Interest expense, including amortization of debt discount	34,390	41,257	53,260	47,916	58,023	40,434	54,913
Amortization of previously capitalized interest	1,556	1,750	1,964	2,172	2,588	1,910	2,139

Earnings, as adjusted	$525,558	$641,996	$781,629	$858,421	$907,897	$631,550	$649,285

Fixed charges:
Interest expense, including amortization of debt discount	$34,390	$41,257	$53,260	$47,916	$58,023	$40,434	$54,913
Capitalized interest	4,617	4,219	3,974	7,428	6,378	4,872	5,731
Portion of rents representative of interest	45,891	46,774	47,753	49,832	52,439	38,942	40,797

Total fixed charges	$84,898	$92,250	$104,987	$105,176	$116,840	$84,248	$101,441

Ratio of earnings to fixed charges	6.19	6.96	7.45	8.16	7.77	7.50	6.40

NOTE: For the purpose of calculating the ratio of earnings to fixed charges, (a) earnings have been calculated by adding fixed charges (excluding capitalized interest) to earnings from operations before taxes and cumulative effects of accounting changes, and (b) fixed charges consist of gross interest costs, whether expensed or capitalized, amortization of debt discount and expense and that portion of rental expense that represents interest.

EX-23.1

CONSENT OF DELOITTE & TOUCHE LLP

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Albertson’s, Inc. (the “Company”) of our report dated March 19, 1997 incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 1997 and to the reference to us under the heading “Experts” in the Prospectus that is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boise, Idaho

December 8, 1997

EX-25.1

FORM T-1

EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-3781471

(I. R. S. Employer Identification No.)

100 Wall Street, New York, NY 10005

(Address of principal executive offices) (Zip Code)

For information, contact:

Dennis Calabrese, President

First Trust of New York, National Association

100 Wall Street, 16th Floor

New York, NY 10005

Telephone: (212) 361-2506

ALBERTSON’S, INC.

(Exact name of obligor as specified in its charter)

Delaware	82-0184434
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

250 Parkcenter Blvd. Box 20 Boise, Idaho (Address of principal executive offices)	83726 (Zip Code)

DEBT SECURITIES

Item 1.    General Information.

Furnish the following information as to the trustee - -

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D. C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.    List of Exhibits.

Exhibit 1.	Articles of Association of First Trust of New York, National Association, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 33-83774.

Exhibit 2.	Certificate of Authority to Commence Business for First Trust of New York, National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 33-83774.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers for First Trust of New York, National Association, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 33-83774.

Exhibit 4.	By-Laws of First Trust of New York, National Association, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-34113.

Exhibit 5.	Not applicable.

Exhibit 6.	Consent of First Trust of New York, National Association, required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-83774.

Exhibit 7.	Report of Condition of First Trust of New York, National Association, as of the close of business on September 30, 1997, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Trust of New York, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of December, 1997.

FIRST TRUST OF NEW YORK,

NATIONAL ASSOCIATION

By:	/s/ Catherine F. Donohue
Catherine F. Donohue Vice President

Exhibit 7

First Trust of New York, National Association

Statement of Financial Condition

As of 9/30/97

($000’s)

9/30/97
Assets
Cash and Due From Depository Institutions	$36,355
Federal Reserve Stock	3,467
Fixed Assets	753
Intangible Assets	76,047
Other Assets	5,619
Total Assets	$122,241

Liabilities
Other Liabilities	7,592
Total Liabilities	7,592

Equity
Common and Preferred Stock	1,000
Surplus	120,932
Undivided Profits	(7,283)
Total Equity Capital	114,649
Total Liabilities and Equity Capital	$122,241

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

First Trust of New York, National Association

By:	/S/ Catherine F. Donohue
Vice President

Date:	November 18, 1997